EXHIBIT 23.03
                             CONSENT


     We hereby consent to the use of our opinion dated July 15, 1994 to the Board of Directors of Kirschner Medical Corporation included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of Biomet, Inc. relating to the proposed merger of Kirschner Medical Corporation with and into Kirschner Acquisition Corp., a wholly-owned subsidiary of Biomet, Inc., and to the reference to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

DAIN BOSWORTH INCORPORATED




September 9, 1994